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                                                                   EXHIBIT 10.19

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                         CO-EXCLUSIVE LICENSE AGREEMENT

between

Garching Innovation GmbH,
Hofgartenstrasse 8, 80539 Munchen, Germany, represented by the Managing Director, Dr. Bernhard Hertel,
- as licensor, hereinafter called "GI"-

and

Alnylam Pharmaceuticals Inc.,
790 Memorial Drive, Suite 202, Cambridge, MA 02139, USA represented by the Chief Executive Officer, John Maraganore,
 - as licensee, hereinafter called "COMPANY" -

                                                                          page 1

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PREAMBLE

WHEREAS, Massachusetts Institute of Technology ("M.I.T."), Whitehead Institute for Biomedical Research ("WHITEHEAD"), Max-Planck-Gesellschaft zur Foerderung der Wissenschaften e.V. ("MAX-PLANCK") and University of Massachusetts ("UMASS"), are joint owners of certain JOINT PATENT RIGHTS (as later defined herein) relating to "RNA Sequence-Specific Mediators of RNA Interference", by David P. Bartel, Phillip A. Sharp, Thomas Tuschl, and Phillip D. Zamore (MAX-PLANCK Case No. GI 2716 KTM).

WHEREAS, MAX-PLANCK is the owner of certain MAX PLANCK PATENT RIGHTS (as later defined herein) relating to "RNA Interference Mediating Small RNA Molecules," by Thomas Tuschl, Sayda Elbashir and Winfried Lendeckel (MAX-PLANCK Case No. GI 2782 KTM).

WHEREAS, M.I.T., WHITEHEAD, MAX-PLANCK and UMASS have the right to grant licenses under the JOINT PATENT RIGHTS and the MAX PLANCK PATENT RIGHTS, subject to a royalty-free, nonexclusive license granted to the United States and the German Governments to practice the JOINT PATENT RIGHTS and the MAX PLANCK PATENT RIGHTS for government purposes.

WHEREAS, MAX-PLANCK has authorized Garching Innovation GmbH ("GI") to act as its agent for the purposes of licensing its ownership position of JOINT PATENT RIGHTS and the MAX PLANCK PATENT RIGHTS.

WHEREAS, WHITEHEAD, M.I.T. and UMASS have not authorized GI to act as their agent for the purposes of licensing the JOINT PATENT RIGHTS and the MAX PLANCK PATENT RIGHTS for therapeutic purposes, and therefore, this Agreement is not binding on each of WHITEHEAD, M.I.T. and UMASS unless and until it gives its respective individual approval.

WHEREAS, COMPANY is an early-stage therapeutics company which was founded in 2002 by an international group of scientists that helped discover the novel biological phenomenon of RNA interference.

WHEREAS, COMPANY desires to obtain one co-exclusive license, with the right to grant sublicenses, under the JOINT PATENT RIGHTS and the MAX PLANCK PATENT RIGHTS for the purpose of developing and commercializing therapeutic products, and GI desires to grant such license on the terms and conditions hereinafter set forth.

WHEREAS, the shareholders of COMPANY desire to found and finance EuropeRNAi (as later defined herein) under certain REQUIREMENTS (as later defined herein) as an European-based therapeutics company.

WHEREAS, GI intends to grant to EuropeRNAi, upon fulfillment of the REQUIREMENTS, one

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additional co-exclusive license, with the right to grant sublicenses, under the
JOINT PATENT RIGHTS and the MAX PLANCK PATENT RIGHTS for the purpose of developing and commercializing therapeutic products.

NOW, THEREFORE, GI and COMPANY hereby agree as follows:

ARTICLE 1 - DEFINITIONS

1.1      "JOINT PATENT RIGHTS"

shall mean:

(a) the United States and international patent and provisional applications listed on Appendix A and the resulting patents,

(b) any patent applications resulting from the provisional applications listed on Appendix A, and any divisionals, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed on Appendix A and of such patent applications that result from the provisional applications listed on Appendix A, to the extent the claims are directed to subject matter specifically described in the patent applications listed on Appendix A, and the resulting patents,

(c) any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in
         (a) and (b) above, and

(d) international (non-United States) patent applications and provisional applications filed after the EFFECTIVE DATE and the relevant international equivalents to divisionals, continuations, continuations-in-part applications and continued prosecution applications of the patent applications to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in (a), (b), and (c) above, and the resulting patents.

1.2      "MAX PLANCK PATENT RIGHTS"

shall mean:

(a) the United States and international patent and provisional applications listed on Appendix B and the resulting patents,

(b) any patent applications resulting from the provisional applications listed on Appendix B, and any divisionals, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed on Appendix B and of such patent applications that result from the provisional applications listed on Appendix B, to the extent the claims are directed to subject matter specifically described in the patent applications listed on Appendix B, and the resulting patents,

(c) any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in
         (a) and (b) above, and

(d) international (non-United States) patent applications and provisional applications filed after

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         the EFFECTIVE DATE and the relevant international equivalents to divisionals, continuations, continuations-in-part applications and continued prosecution applications of the patent applications to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in (a), (b), and (c) above, and the resulting patents.

1.3      "PATENT RIGHTS"

shall mean the JOINT PATENT RIGHTS and MAX PLANCK PATENT RIGHTS together.

1.4      "OWNERS"

shall mean M.I.T., WHITEHEAD, UMASS and MAX-PLANCK collectively.

1.5      "LICENSED PRODUCTS"

shall mean any product or part thereof the manufacture, use or sale of which would, absent the license granted hereunder, infringe one or more issued claims of the PATENT RIGHTS or one or more pending claims of the PATENT RIGHTS that have not been pending for more than 5 (five) years after filing national patent applications in the country in question.

1.6      "FIELD"

shall mean all uses other than the commercial sale or use of the LICENSED PRODUCTS as a research reagent, including in a kit format, for research or educational purposes, including without limitation,

(i) COMPANY'S internal and collaborative research use, and

(ii) all therapeutic and prophylactic uses, and

(iii) diagnostic uses for purposes of therapeutic monitoring, but excluding all other diagnostic uses,

specifically including human and veterinary diseases, initially for all indications, but with a later split of indications according to Section 2.3.

1.7      "SUBLICENSEE"

shall mean any third party who sells or intends to commercialize LICENSED PRODUCTS under a sublicense from COMPANY to develop, make, use and sell LICENSED PRODUCTS. SUBLICENSEE shall not include a distributor which purchases LICENSED PRODUCTS (whether in packaged form or bulk form) from COMPANY and resells such LICENSED PRODUCTS to third parties in a manner consistent with normal trade practices in the pharmaceutical industry.

1.8      "NET SALES"

shall mean the gross amount invoiced by COMPANY and its SUBLICENSEES to third parties for LICENSED PRODUCTS, less the following: (i) to the extent separately stated on the document of sale, [**] LICENSED PRODUCTS which are paid by COMPANY, (ii) [**], (iii) [**], and (iv) [**]. No deductions shall be made for [**]. NET SALES shall occur on the date of invoice for a

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LICENSED PRODUCT.

Non-cash consideration shall not be accepted by COMPANY or any SUBLICENSEE for LICENSED PRODUCTS without the prior written consent of GI.

In the event that a LICENSED PRODUCT is sold in combination with one or more active ingredients (excluding, without limitation, any formulation, stabilisation and delivery technology) which are not LICENSED PRODUCTS, which active ingredients are also independently marketed during the royalty period in question in the FIELD (or the non-exclusive field licensed in the second paragraph of Section 2.1, as the case may be) in the country in question, then NET SALES, for purposes of determining royalty payments on the combination product, shall be calculated by multiplying the NET SALES of the combination product by the fraction A/A+B, where A is the average gross selling price of the LICENSED PRODUCT sold separately in similar quantities in the country in question during the royalty period in question, and B is the average gross selling price of the other active ingredient(s) sold separately in similar quantities in the country in question during the royalty period in question. In the event that a LICENSED PRODUCT is sold in combination with other active ingredient(s), and the LICENSED PRODUCT or one or more other active ingredients are not sold separately, GI and COMPANY shall negotiate in good faith other means of calculating NET SALES with respect to such combination product, in order to fairly reflect the value of the LICENSED PRODUCT relative to the other active ingredient(s) in such combination product.

1.9      "REQUIREMENTS"

shall mean the requirements listed on Appendix C for EuropeRNAi.

1.10     "EuropeRNAi"

shall mean the European-based therapeutics company founded and established according to the REQUIREMENTS.

1.11 "EFFECTIVE DATE"

shall mean the date of signature to this Agreement by the party last to sign.

1.12     "TERM"

shall mean the term of this Agreement, which shall commence on the EFFECTIVE DATE and shall remain in effect until the expiration or abandonment of all issued patents and filed patent applications within the PATENT RIGHTS, unless earlier terminated in accordance with the provisions of this Agreement.

                                                      Alnylam; GI 2716, 2782 ZTM
                                                           Dec. 19, 2002; page 5

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ARTICLE 2 - GRANT OF RIGHTS

2.1      License Grant

GI grants to COMPANY for the TERM a worldwide royalty-bearing co-exclusive license, with the right to grant sublicenses, under the PATENT RIGHTS to develop, make, have made, use, sell and import LICENSED PRODUCTS in the FIELD.

GI grants to COMPANY for the TERM a worldwide royalty-bearing non-exclusive license, without the right to grant sublicenses, under the PATENT RIGHTS to develop, make, have made, use, sell and import LICENSED PRODUCTS for all diagnostic uses other than for purposes of therapeutic monitoring.

2.2      Co-Exclusivity

GI and the approving OWNERS (according to Appendix D) shall not grant more than a total of [**] (including the license granted hereby) worldwide royalty-bearing co-exclusive licenses, with the right to grant sublicenses, under the PATENT RIGHTS to develop, make, have made, use, sell and import LICENSED PRODUCTS in the FIELD, and shall not grant any licenses under the PATENT RIGHTS in the FIELD other than such [**] licenses.

This Section 2.2 shall not apply to the non-exclusive license stated in the second paragraph of Section 2.1.

2.3      Split of Indications within the FIELD

[**] years after the EFFECTIVE DATE, COMPANY shall provide GI with information in sufficient detail for each relevant indication and sub-indication within the FIELD with respect to the estimated market size and accessibility by RNAi. If GI decides, for good reason, that the received information is not complete and/or not accurate and/or not sufficient, GI shall give COMPANY written notice thereof within [**] after receiving the information. COMPANY shall provide GI within [**] after receiving GI's written notice with the necessary information. GI will oblige Europe-RNAi accordingly.

Within [**] after GI's receipt of the necessary information from COMPANY and Europe-RNAi, GI and COMPANY shall mutually agree, jointly with EuropeRNAi, [**] according to the estimated market size and accessibility by RNAi within the FIELD between COMPANY and Europe-RNAi. After such split, the indications and sub-indications awarded to COMPANY shall be regarded as exclusively licensed to COMPANY.

If the parties do not agree within the timeframe, each party has the right to initiate arbitration procedure according to Section 12.3.

In the event that, within [**] years after the EFFECTIVE DATE, (i) COMPANY or EuropeRNAi merges with a third party in a transaction in which the shareholders of COMPANY or EuropeRNAi (who hold shares in COMPANY or EuropeRNAi immediately before such merger) own less than [**]% ([**] percent) of the shares of the resulting entity after such merger, or (ii) a third party acquires all or substantially all of the assets or shares of COMPANY or EuropeRNAi, this Section
2.3 shall not apply.

2.4      Sublicenses

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Within [**] years after the EFFECTIVE DATE, COMPANY is not allowed to grant sublicenses to third parties without the prior approval of GI, which shall not unreasonably be withheld. COMPANY shall inform GI in writing in due time prior to the intended signature, of any sublicense agreement in sufficient detail to permit GI to decide whether or not to approve. GI shall inform COMPANY in writing within [**] days after receiving the information whether or not GI approves; in particular, GI may withhold its approval if GI deems the reveived information not sufficient. Notwithstanding the foregoing, COMPANY may grant, within [**] years after the EFFECTIVE DATE, [**] for a specific indication to a third party without the prior approval of GI, in which event COMPANY is obliged to reserve an indication of comparable market size and RNAi accessibility to the indication covered by the sublicense for EuropeRNAi.

After [**] years after the EFFECTIVE DATE, COMPANY is allowed to grant sublicenses to third parties without the prior approval of GI.

Immediately after the signature of each sublicense granted under this Agreement, COMPANY shall provide GI with a copy of the signed sublicense agreement, and COMPANY shall confirm in writing to GI that COMPANY shall be liable for payment of royalties on NET SALES of the SUBLICENSEE in accordance with Sections 5.2 and 5.3.

2.5      Retained Rights

OWNERS retain the right to practice under the PATENT RIGHTS for research, teaching, education, non-commercial collaboration and publication purposes. COMPANY acknowledges that the German and the U.S. federal government retain a royalty-free, non-exclusive, non-transferable license to practice any government-funded invention claimed in any PATENT RIGHTS for government purposes.

2.6      No Additional Rights

Nothing in this Agreement shall be construed to confer any rights upon COMPANY by implication, estoppel, or otherwise as to any intellectual property rights, including without limitation patents and patent applications, trademarks, copyrights and know-how, of the OWNERS other than the PATENT RIGHTS, regardless of whether such intellectual property rights shall be dominant or subordinate to any PATENT RIGHTS.

ARTICLE 3 - NO REPRESENTATIONS OR WARRANTIES

COMPANY is informed of the PATENT RIGHTS and the difficult patent situation in the field of RNAi, and that it might need additional licenses from third parties to have freedom to operate. GI and THE OWNERS MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS, EXPRESS OR IMPLIED, AND THE ABSENCE OF ANY LEGAL OR ACTUAL DEFECTS, WHETHER OR NOT DISCOVERABLE. Specifically, and not to limit the foregoing, GI and the OWNERS make no warranty or representation (i) regarding the merchantability or fitness for a particular purpose of the PATENT RIGHTS, (ii) regarding the patentability, validity or scope of the PATENT RIGHTS, (iii) that the exploitation of the PATENT

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RIGHTS or any LICENSED PRODUCT will not infringe any patents or other intellectual property rights of the OWNERS or of a third party, and (iv) that the exploitation of the PATENT RIGHTS or any LICENSED PRODUCT will not cause any damages of any kind to COMPANY or a third party.

IN NO EVENT SHALL GI, THE OWNERS, THEIR TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER GI OR ANY OF THE OWNERS SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

ARTICLE 4 - COMPANY DILIGENCE OBLIGATIONS AND REPORTS

4.1      Activity Requirements

COMPANY shall use commercially reasonable efforts, and shall oblige its SUBLICENSEES to use commercially reasonable efforts, to develop and to introduce into the commercial market LICENSED PRODUCTS at the earliest practical date.

4.2      Development Reports

Commencing with the beginning of 2003, COMPANY shall furnish, and shall oblige its SUBLICENSEES to furnish to COMPANY for inclusion in its reports to GI, to GI in writing, within 30 (thirty) days after the end of each calendar quarter with COMPANY's standard R&D report, as provided to the investors pursuant to the Amended and Restated Investor's Rights Agreement Series B, on the progress of its efforts during the immediately preceding calendar quarter to develop and commercialize LICENSED PRODUCTS for each indication and sub-indication within the FIELD. The report shall also contain a discussion of intended R&D efforts for the calendar quarter in which the report is submitted.

4.3      Target Specific Sublicenses

[**] years after the EFFECTIVE DATE, COMPANY shall be obliged to enter into good faith negotiations on reasonable terms and conditions with a third party requesting a sublicense under the PATENT RIGHTS for the development, use and sale of products against a target gene in a specific indication or sub-indication which is covered by pending or issued patent rights of such third party, provided, however, that

(a) COMPANY has not entered into a sublicense or is in serious negotiations for a sublicense for the use of [**], or

(b) COMPANY can not demonstrate, through its standard research planning documents, significant current work which has commenced or is scheduled to commence within [**], to develop, within reasonable time, [**].

COMPANY shall inform GI on a quarterly basis of all such third party sublicense requests, and

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whether or not COMPANY has granted such sublicense. In the event of non-grant,
COMPANY shall, upon GI's request, provide GI, within [**] after receiving GI's request, with information in sufficient detail showing COMPANY's reason for the non-grant.

If GI decides that COMPANY did not fulfill the requirements of (a) or (b), and/or that COMPANY's terms and conditions for the requested sublicense have been unreasonable, GI may initiate the arbitration procedure according to
Section 12.3. If the award of the arbitration tribunal states a non-fulfillment of the requirements of (a) or (b), COMPANY shall immediately start negotiations with the third party; if the award of the arbitration tribunal states unreasonable terms and conditions, COMPANY shall immediately re-negotiate reasonable terms and conditions with the third party. In any such awards of the arbitration tribunal, the costs for the arbitration procedure shall be borne solely by COMPANY.

4.4      Liability for SUBLICENSEES

If SUBLICENSEES of COMPANY develop, manufacture, use and/or sell LICENSED PRODUCTS under the PATENT RIGHTS, COMPANY warrants and is liable towards GI that the SUBLICENSEES perform their sublicense agreement in accordance with this Agreement, and COMPANY shall be responsible and liable for royalty payments and reports of the SUBLICENSEES.

4.5      Effect of Failure

In the event that GI determines that COMPANY or any of its SUBLICENSEES has failed to fulfill any of its obligations under this Section 4, then GI may treat such failure as a material breach in accordance with Section 11.7.

ARTICLE 5 - SHARES, ROYALTIES AND PAYMENT TERMS

5.1      Shares

As partial consideration for the grant of rights, COMPANY shall transfer to the OWNERS cost-free 6% (six percent), or a proportionally reduced percentage according to Appendix D 1, of COMPANY's total capital stock, which is currently (post Series B) 12,200,010 shares. This translates currently, in the event of a 6% transfer, into 732,000 (seven hundred thirty two thousand) existing shares or 778,724 (seven hundred seventy eight thousand seven hundred twenty four) newly issued shares. The transfer of shares according to this Section 5.1 to the OWNERS shall be effected by COMPANY on or before March 31, 2003; such shares shall be transferred irrevocably and non-retransferably, and shall be registered as preferred shares Series B. In the event of an increase of COMPANY's total number of shares prior to the transfer to the OWNERS, the number of shares to be transferred to the OWNERS shall be increased to six percent of the increased total capital stock.

In the event that COMPANY fulfills the REQUIREMENTS of Appendix C 1 and C 2, and all of the OWNERS approve the Plan, then GI and the OWNERS shall grant a second co-exclusive license to EuropeRNAi substantially identical to this Agreement. In the event that COMPANY

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fulfills the REQUIREMENTS of Appendix C 1, and any of the OWNERS does not approve the Plan, then Appendix D 2c) shall apply. In the event that COMPANY fulfills the REQUIREMENTS of Appendix C 1 and C2, and any of the OWNERS does not grant the second co-exclusive license to EuropeRNAi, then Appendix D 2c) shall apply.

5.2      Running Royalties

COMPANY shall pay to GI the following running royalties on NET SALES of therapeutic and prophylactic LICENSED PRODUCTS by COMPANY and its SUBLICENSEES:

(a) [**]% (one point five percent) of the first US$[**] ([**] US Dollars) of annual accumulated NET SALES of all LICENSED PRODUCTS ;

(b) [**]% (one point seven percent) of annual accumulated NET SALES of all LICENSED PRODUCTS between US$[**] ([**] US Dollars) and US$[**] ([**] US Dollars);

(c) [**]% ([**] percent) of annual accumulated NET SALES of all LICENSED PRODUCTS between US$[**] ([**] US Dollars) and US$[**] ([**] US Dollars);

(d) [**]% [**] percent) of annual accumulated NET SALES of all LICENSED PRODUCTS between US$[**] ([**] US Dollars) and US$[**] ([**] US Dollars);

(e) [**]% ([**] percent) of annual accumulated NET SALES of all LICENSED PRODUCTS between US$[**] ([**] US Dollars) and US$[**] ([**] US Dollars); and

(f) [**]% ([**] percent) of annual accumulated NET SALES of all LICENSED PRODUCTS above US$[**] ([**] US Dollars).

In the event that COMPANY or a SUBLICENSEE develops diagnostic LICENSED PRODUCTS, COMPANY shall initiate negotiations with GI at least [**] prior to the intended first commercial sale of each diagnostic LICENSED PRODUCT. COMPANY and GI shall negotiate in good faith [**] for such diagnostic LICENSED PRODUCT.

If the sale of any LICENSED PRODUCT is covered by more than one of the PATENT RIGHTS, multiple royalties shall not be due.

Non-cash consideration shall not be accepted by COMPANY or any SUBLICENSEE for LICENSED PRODUCTS without the prior written consent of GI.

5.3      Royalty Stacking

(a)      Third Party Licenses

In the event COMPANY or a SUBLICENSEE takes, for objective commercial and/or legal reasons, a license from any third party under any patent applications or patents that dominate the PATENT RIGHTS or is dominated by the PATENT RIGHTS in order to develop, make, use, sell or import any LICENSED PRODUCT (explicitly excluding, without limitation, any third party patents and patent applications for formulation, stabilization and delivery), then COMPANY is allowed to deduct [**]% ([**] percent) of any additional running royalties to be paid to such third party up to [**]% ([**] percent) of the running royalties stated in
Section 5.2, from the date COMPANY has to pay running royalties to such third party. However, the running royalties stated in Section 5.2 shall not be reduced to less than a minimum of [**]% ([**] percent) of NET SALES in any case.

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For avoidance of doubt, if COMPANY or a SUBLICENSEE takes a license to a third party target, COMPANY is in no event allowed to deduct any license fees for such target from running royalties due to GI under this Agreement.

(b)      PATENT RIGHTS Coverage

In the event that (i) COMPANY or its SUBLICENSEES sell a LICENSED PRODUCT in a country where no PATENT RIGHTS are issued and no patent applications that are part of the PATENT RIGHTS are pending that have not been pending for less than [**] years after filing national patent applications in the country in question, and (ii) such LICENSED PRODUCT is manufactured in a country where PATENT RIGHTS are issued or patent applications that are part of the PATENT RIGHTS are pending that have not been pending for more than [**] years after filing national patent applications in the country in question, the royalties stated in Section 5.2 will be reduced by [**]% ([**] percent) for such LICENSED PRODUCT, until the expiration or abandonment of all issued patents and filed patent applications within the PATENT RIGHTS in the country in which the LICENSED PRODUCT is manufactured.

5.4      Reports

Within 30 (thirty) days of the end of each calendar half year, COMPANY shall deliver a detailed report to GI for the immediately preceding calendar half year showing at least (i) the number of LICENSED PRODUCTS sold by COMPANY and its SUBLICENSEES in each country, (ii) the gross price charged by COMPANY and its SUBLICENSEES for each LICENSED PRODUCTS in each country, (iii) the calculation of NET SALES, and (iv) the resulting running royalties due to GI according to those figures. If no running royalties are due to GI, the report shall so state.

5.5      Payments

(a)      Accounting and Payments

Running royalties shall be payable for each calendar half year, and shall be due to GI within 60 (sixty) days of the end of each calendar half year.

(b)      Method of Payment

All payments under this Agreement shall be made payable to "Garching Innovation GmbH" to the following account: Bayerische Hypo- und Vereinsbank AG; account number [**]; bank code 700 202 70; SWIFT address: HYVEDEMMXXX. Each payment shall reference this Agreement and the obligation under this Agreement that the payment satisfies.

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(c)      Payments in US Dollars

All payments due under this Agreement shall be payable in US Dollars and, if legally required, shall be paid with the additional value added tax. Conversion of foreign currency to US Dollars shall be made at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last working day of the relevant calendar half year. Such payments shall be without deduction of exchange, collection, or other charges, except for deduction of withholding or similar taxes.

(d)      Late Payments

Any payments by COMPANY that are not paid on or before the date such payments are due under this Agreement shall bear interest on arrears at 2 % (two percentage points) above the Prime Rate of interest as reported in the Wall Street Journal on the date the payment is due.

5.6      Bookkeeping and Auditing

COMPANY is obliged to keep, and shall oblige its SUBLICENSEES to keep, complete and accurate books on any reports and payments due to GI under this Agreement, which books shall contain sufficient information to permit GI to confirm the accuracy of any reports and payments made to GI. GI, or GI's appointed agents, is authorized to check the books of COMPANY, and, upon GI's request, COMPANY, or agents appointed by GI for COMPANY, shall check the books of its SUBLICENSEES for GI, once a year. The charges for such a check shall be borne by GI. In the event that such check reveals an underpayment in excess of 5% (five percent), COMPANY shall bear the full cost of such check and shall remit any amounts due to GI within thirty days of receiving notice thereof from GI.

The right of auditing by GI under this Section shall expire five years after each report or payment has been made. Sublicenses granted by COMPANY shall provide that COMPANY shall have the right to check the books of its SUBLICENSEES according to this Section 5.6.

5.7      No Refund

All payments made by COMPANY or its SUBLICENSEES under this Agreement are nonrefundable and noncreditable against each other.

ARTICLE 6 - PATENT PROSECUTION AND INFRINGEMENT

6.1      Responsibility for PATENT RIGHTS

The OWNERS shall, in their sole discretion, apply for, seek issuance of, maintain, or abandon the PATENT RIGHTS during the TERM of this Agreement. GI shall (i) keep COMPANY reasonably informed as to the filing, prosecution, maintenance and abandonment of the PATENT RIGHTS, (ii) furnish COMPANY copies of documents relevant to any such filing, prosecution maintenance and abandonment, and (iii) allow COMPANY reasonable opportunity to comment and advise on patent attorneys to be used and on documents to be filed with any patent office which would affect the PATENT RIGHTS in the FIELD, and (iv) give good faith

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consideration to the comments and advice of COMPANY.

In the event that all OWNERS wish to cease prosecution or abandon any of the PATENT RIGHTS, GI shall notify COMPANY thereof in writing in due time, and shall offer COMPANY the right to continue prosecution or maintenance of such PATENT RIGHTS in its discretion, in its name and at its expense. GI will inform and offer EuropeRNAi respectively. If COMPANY does not accept GI's offer within 30 (thirty) days after receiving it, the OWNERS shall be free to cease prosecution or abandon such PATENT RIGHTS. In any event, if the manufacture and sale of a LICENSED PRODUCT is solely covered by such PATENT RIGHTS, the respective NET SALES are not royalty-bearing.

6.2      Patent Costs

COMPANY shall pay to GI [**]% ([**] percent) of all fees and costs, including attorneys fees, relating to the filing, prosecution and maintenance of the PATENT RIGHTS, which incur during the TERM. GI shall decide, in its sole discretion, if such costs shall be paid directly by COMPANY to the creditor, or if COMPANY shall reimburse GI for all amounts due pursuant to this Section within 30 (thirty) days of invoicing.

In addition, if any or all of the current and future licensees which bear patent costs cease to pay, for whatever reason, their respective patent cost share, then COMPANY shall assume [**]% ([**]percent) of such share. GI will oblige EuropeRNAi respectively.

Furthermore, if COMPANY wishes to prosecute or maintain any of the PATENT RIGHTS in countries where none of the current and future licensees want to prosecute or maintain, COMPANY shall bear [**]% ([**] percent) of all fees and costs relating to such PATENT RIGHTS.

In the event that COMPANY wishes to cease payment for any of the PATENT RIGHTS, COMPANY shall notify GI thereof in writing in due time, at least 3 months prior to any deadline. The OWNERS shall have the right to continue payment for such PATENT RIGHTS in their discretion and at their expense. In any event, such PATENT RIGHTS shall no longer be covered by this Agreement from the date COMPANY informs GI of its cessation of payments.

6.3      Infringement

COMPANY shall inform GI promptly in writing of any alleged infringement of the PATENT RIGHTS by a third party and of any available evidence thereof.

Subject to COMPANY's right to join in the prosecution of infringements set forth below, the OWNERS shall have the right, but not the obligation, to prosecute in their own discretion and at their own expense, all infringements of the PATENT RIGHTS. The total cost of any such sole infringement action shall be borne by the OWNERS, and the OWNERS shall keep any recovery or damages derived therefrom. In any such infringement suits, COMPANY shall, at the OWNERS' expense, cooperate in all respects.

COMPANY shall have the right to join the OWNERS' prosecution of any infringements of the PATENT RIGHTS: In any such joint infringement suits, the OWNERS and COMPANY will cooperate in all respects. The OWNERS and COMPANY will agree in good faith on the sharing of the total cost of any such joint infringement action and the sharing of any recovery or

                                                      Alnylam; GI 2716, 2782 ZTM
                                                          Dec. 19, 2002; page 13
damages derived therefrom.

In the event that the OWNERS decide not to prosecute infringements of the PATENT RIGHTS, neither solely nor jointly with COMPANY, GI shall offer to COMPANY to prosecute any such infringement in its own discretion and at its own expense. GI will offer EuropeRNAi respectively. The OWNERS shall, at COMPANY'S expense, cooperate. The total cost of any such sole infringement action shall be borne by COMPANY, and COMPANY shall keep any recovery or damages derived therefrom.

In the event that COMPANY intends to make any arrangements with the infringer to settle the infringement (such as sublicenses), and solely the OWNERS or the OWNERS jointly with COMPANY have prosecuted the infringement, any such settlement needs the prior written approval of GI, which shall not unreasonably be withheld; reasons to withheld include, without limitation, that the settlement is financially disadvantageous for the OWNERS or GI. Any infringer to which COMPANY grants such sublicenses shall be a SUBLICENSEE under this Agreement.

ARTICLE 7 - INDEMNIFICATION AND INSURANCE

7.1      Indemnification

COMPANY shall indemnify, defend, and hold harmless the OWNERS and their trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss, or expense (including reasonable attorneys fees and expenses) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, actions, demands or judgments arising out of any theory of liability (including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether such action has any factual basis) concerning (i) any use of the PATENT RIGHTS by COMPANY or its SUBLICENSEES, or
(ii) any product, process, or service that is developed, made, used, sold, or performed pursuant to any right or license granted under this Agreement.

7.2      Insurance

COMPANY shall obtain and carry in full force and effect commercial general liability insurance, including product liability and errors and omissions insurance, which shall protect COMPANY and the Indemnitees with respect to events covered by Section 7.1 above. Such insurance shall list GI and the OWNERS as additional insured, and the limit of insurance shall not be less than 1,000,000 $ (one million US Dollars) per incident. Upon request, COMPANY shall provide GI with certificates of insurance evidencing compliance with this section.

ARTICLE 8 - CONFIDENTIALITY

8.1      Obligation for Company

The content of this Agreement and any information marked confidential which is disclosed to COMPANY under this Agreement by GI or the OWNERS shall be treated confidential by

                                                      Alnylam; GI 2716, 2782 ZTM
                                                          Dec. 19, 2002; page 14

COMPANY during the TERM and for 5 (five) years thereafter. COMPANY shall not use such information for any purposes other than those necessary to directly further the purpose of this Agreement. COMPANY may disclose such information to its actual and prospective SUBLICENSEES, investors, lenders, other financing sources, acquirors and third parties being acquired by COMPANY, provided however, that COMPANY has entered into serious discussions with such entities, and such entities have requested such information, and such entities are obliged to confidentiality to the same extent as COMPANY.

The confidentiality obligation shall not apply to information which is (i) publicly available or becomes publicly available through no fault of COMPANY, or
(ii) obtained by COMPANY from another source without a duty of confidentiality, or (iii) demonstrably independently developed or possessed by COMPANY, or (iv) is required by law, regulation, accounting principles or an order of a court or government agency to be disclosed.

8.2      Obligation for GI

The content of this Agreement and any information marked confidential which is disclosed to GI under this Agreement by COMPANY or its SUBLICENSEES shall be treated confidential by GI during the TERM and for 5 (five) years thereafter. GI shall not use such information for any purposes other than those necessary to directly further the purpose of this Agreement. GI may disclose such information to the OWNERS, provided however, that the OWNERS are obliged to confidentiality to the same extent as GI.

The confidentiality obligation shall not apply to information which is (i) publicly available or becomes publicly available through no fault of GI, or (ii) obtained by GI from another source without a duty of confidentiality, or (iii) demonstrably independently developed or possessed by GI, or (iv) is required by law, regulation, accounting principles or an order of a court or government agency to be disclosed.

ARTICLE 9 - NO ASSIGNMENT OR TRANSFER

9.1      Assignment

This Agreement is personal to COMPANY and no rights or obligations may be assigned by COMPANY to a third party or a SUBLICENSEE or EuropeRNAi without the prior written consent of GI, except that sublicenses may be granted in accordance with Section 2.4, and except that COMPANY may assign its rights and obligations under this Agreement to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates; provided, however, that this Agreement shall immediately terminate if the proposed assignee fails to agree in writing to be bound by the terms and conditions of this Agreement on or before the effective date of the assignment. After the effective date of the assignment, the assignee shall provide GI, upon GI's request, with written reports in reasonable detail on the actual and intended future activities of the assignee to develop and commercialise LICENSED PRODUCTS. If the reports are not provided to GI in due time and/or in sufficient detail, such failure will be a material breach under Section 11.7, and GI

                                                      Alnylam; GI 2716, 2782 ZTM
                                                          Dec. 19, 2002; page 15
shall have the right to terminate this Agreement in accordance with the procedures set forth in Section 11.7.

9.2      Transfer to Europe-RNAi

Notwithstanding Section 9.1, the assignment or transfer of this Agreement in whole from COMPANY to Europe-RNAi as new licensee, for example in connection with a sale or transfer of at least 50% of COMPANY's assets or that portion of its business to which this Agreement relates, needs the prior written consent of GI, if such sale or transfer is implemented within 5 (five) years after the EFFECTIVE DATE, unless such sale or transfer is in connection with an Initial Public Offering or a trade sale whereby a third party acquires both COMPANY and EuropeRNAi.

COMPANY shall inform GI immediately of any intended such sale or transfer.

ARTICLE 10 - GENERAL COMPLIANCE WITH LAWS

10.1     Compliance with Laws

COMPANY shall use commercially reasonable efforts to comply with all local, state, federal, and international laws and regulations relating to the development, manufacture, use and sale of LICENSED PRODUCTS.

10.2     Non-Use of OWNERS Names

Neither COMPANY nor its SUBLICENSEES shall use the name of "Massachusetts Institute of Technology," "University of Massachusetts", "Whitehead Institute", "Max Planck Institute", "Max Planck Society", "Garching Innovation" or any variation, adaptation, or abbreviation thereof, or of any of its trustees, officers, faculty, students, employees, or agents, or any trademark owned by any of the OWNERS, in any promotional material or other public announcement or disclosure without the prior written consent of the OWNERS or in the case of an individual, the consent of that individual. The foregoing notwithstanding, without the consent of the OWNERS, COMPANY may state generally that it is co-exclusively licensed by the OWNERS under the PATENT RIGHTS.

ARTICLE 11 - EFFECTIVENESS AND TERMINATION

11.1     Effectiveness

The effectiveness of this Agreement is subject to the approval of all OWNERS.

In the event that all OWNERS approve on or before Jan. 31, 2003, this Agreement shall become effective retroactively on the EFFECTIVE DATE.

In the event that not all OWNERS approve on or before Jan. 31, 2003, this Agreement shall be amended in writing according to Appendix D 1.

                                                      Alnylam; GI 2716, 2782 ZTM
                                                          Dec. 19, 2002; page 16

11.2     Voluntary Termination by COMPANY

COMPANY shall have the right to terminate this Agreement, for any reason, (i) upon at least 6 (six) months prior written notice to GI, such notice to state the date at least 6 (six) months in the future upon which termination is to be effective, and (ii) upon payment of all amounts due to GI through such termination effective date.

11.3     Cessation of Business

If COMPANY ceases to carry on its business related to this Agreement, COMPANY has to inform GI thereof immediately. COMPANY and GI shall have the right to terminate this Agreement immediately upon written notice to the other.

11.4     Change of Ownership

In the event that at least 50% (fifty percent) of COMPANY'S stock capital is assigned or transferred to a third party or a SUBLICENSEE, COMPANY shall provide GI, upon GI's request, with written reports in reasonable detail on the actual and intended future activities of COMPANY to develop and commercialise LICENSED PRODUCTS. If the reports are not provided to GI in due time and/or in sufficient detail, such failure will be a material breach under Section 11.7, and GI shall have the right to terminate this Agreement in accordance with the procedures set forth in Section 11.7.

GI shall have the right to terminate this Agreement immediately upon written notice to COMPANY, if at least 50% (fifty percent) of COMPANY'S stock capital is assigned or transferred to EuropeRNAi within 5 (five) years after the EFFECTIVE DATE, except in connection with an Initial Public Offering or a trade sale whereby a third party acquires both COMPANY and EuropeRNAi.

COMPANY shall inform GI immediately of the implementation of any such assignment or transfer.

11.5     Attack on PATENT RIGHTS

GI shall have the right to terminate this Agreement immediately upon written notice to COMPANY, if COMPANY attacks, or has attacked or supports an attack through a third party, the validity of any of the PATENT RIGHTS. To the extent legally enforcable, sublicenses granted by COMPANY shall provide that in the event the SUBLICENSEE attacks, or has attacked or supports an attack through a third party, the validity of any of the PATENT RIGHTS, COMPANY shall have the right to terminate the sublicense agreement immediately; upon request of GI, COMPANY shall have the obligation to terminate such sublicense agreement.

11.6     Licenses to EuropeRNAi

In the event that

(i) COMPANY does not grant to EuropeRNAi a worldwide non-exclusive unrestricted royalty-free license, with the right to grant sublicenses, to all of COMPANY'S existing and future intellectual property rights owned or controlled by COMPANY, including without limitation patents and patent applications, trademarks, copyrights and know-how, necessary or useful to perform

                                                      Alnylam; GI 2716, 2782 ZTM
                                                          Dec. 19, 2002; page 17

EuropeRNAi's business in the field of RNAi, or

(ii) COMPANY does not grant to EuropeRNAi a worldwide non-exclusive unrestricted, with royalties payable only with respect to COMPANY's royalty obligations towards its licensor, sublicense, with the right to grant further sublicenses to the greatest extent permitted by its licensor, to all intellectual property rights currently and in the future licensed to COMPANY, including without limitation patents and patent applications, trademarks, copyrights and know-how, necessary or useful to perform EuropeRNAi's business in the field of RNAi,

GI shall have the right to terminate this Agreement immediately upon written notice to COMPANY, if COMPANY fails to grant such licenses or sublicenses to EuropeRNAi within 30 (thirty) days after receiving written notice thereof from GI.

This Section 11.6 shall not apply in the event that (i) COMPANY or EuropeRNAi merges with a third party in a transaction in which the shareholders of COMPANY or EuropeRNAi (who hold shares in COMPANY or EuropeRNAi immediately before such merger) own less than 50% (fifty percent) of the shares of the resulting entity after such merger, or (ii) a third party acquires all or substantially all of the assets or shares of COMPANY or EuropeRNAi.

11.7     Termination for Default

In the event COMPANY fails to pay any amounts due and payable to GI hereunder, and fails to make such payments within 30 (thirty) days after receiving written notice of such failure, GI may terminate this Agreement immediately upon written notice to COMPANY. Notwithstanding the foregoing, in the event COMPANY commits a material breach of its obligations under this Agreement, and fails to cure that breach within 60 (sixty) days after receiving written notice thereof, GI may terminate this Agreement immediately upon written notice to COMPANY.

Notwithstanding the foregoing, if COMPANY disputes any alleged failure to make a payment or alleged material breach, the matter shall be resolved in accordance with Section 12.3, and if the matter is resolved against COMPANY, COMPANY shall have 10 (ten) days from the final decision of the arbitration tribunal to make the payment, with additional interest on arrears according to Section 5.5 (d), or cure the breach.

11.8     Effect of Termination

The following provisions shall survive the expiration or termination of this
Agreement: Articles 1, 3, 5.5, 7, 8, 12 and Section 11.1 and 11.8. In no event shall termination of this Agreement release COMPANY or its SUBLICENSEES from the obligation to pay any amounts that became due on or before the effective date of termination.

In the event that any license granted to COMPANY under this Agreement is terminated, any sublicense under such license granted prior to termination of said license shall remain in full fore and effect, provided that:

(a) the SUBLICENSEE is not then in breach of its sublicense agreement, and

(b) the SUBLICENSEE agrees to be bound to GI as licensor under the terms and conditions of the sublicense agreement, provided that GI shall have no other obligation than to leave the sublicense granted by COMPANY in place.

                                                      Alnylam; GI 2716, 2782 ZTM
                                                          Dec. 19, 2002; page 18

11.9     Insolvency

This Agreement shall terminate automatically, if (i) COMPANY files a petition in bankruptcy, or (ii) COMPANY makes an assignment for the benefit of creditors, or
(iii) a petition in bankruptcy is filed against COMPANY and not dismissed within 90 (ninety) days.

ARTICLE 12 - MISCELLANEOUS

12.1     Notice

Any notices required or permitted under this Agreement and all correspondence hereunder shall be in English and in writing, shall specifically refer to this Agreement, and shall be sent by a method providing confirmation of delivery to the following addresses or facsimile numbers of the parties:

If to GI:         Garching Innovation GmbH
                  Hofgartenstrasse 8
                  D-80539 Muenchen/Germany
                  Tel: +49/89/290919-0
                  Fax: +49/89/290919-99

If to COMPANY:    Alnylam Pharmaceuticals Inc.
                  790 Memorial Drive, Suite 202,
                  Cambridge, MA 02139, USA
                  Tel: +1-617-252-0700
                  Fax: +1-617-252-0011

All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

12.2     Governing Law

The parties explicitly agree and deem appropriate that this Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Federal Republic of Germany, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

12.3     Dispute Resolution

The parties shall attempt to settle any dispute or claim arising out of or relating to this Agreement by good faith negotiations. If the parties fail to agree on a reasonable settlement within 60 (sixty) days after the affected party informed the other party in writing of such dispute or claim, either

                                                      Alnylam; GI 2716, 2782 ZTM
                                                          Dec. 19, 2002; page 19
party may initiate arbitration under the procedural Rules of the International Chamber of Commerce upon written notice to the other party within 30 (thirty) days after such failure. The arbitration tribunal shall be appointed as follows: each party shall select, within 30 (thirty) days after notice to initiate arbitration, an independent and experienced third party as its arbitrator. The two arbitrators selected by the parties shall mutually select an independent and experienced third party as third arbitrator. The venue for the arbitration procedure shall be London, England, the language shall be English, and German law shall be applied. The award of the arbitration tribunal shall be final and binding for the parties. Notwithstanding the foregoing, each party may apply for interlocutory relief in court.

12.4     Amendment and Waiver

This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

12.5     Severability

Should one of the provisions of this Agreement be held void, invalid or unenforceable, the remaining provisions of this Agreement will not cease to be effective. The parties shall negotiate in good faith to replace such void, invalid or unenforceable provision by a new provision which reflects, to the extent possible, the original intent of the parties.

12.6     Headings

All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Garching Innovation GmbH                          Alnylam, Inc.

By:    /s/Bernhard Hertel                         By:    /s/John Maraganore
       --------------------------                        -----------------------
Name:  Dr. Bernhard Hertel                        Name:  John Maraganore
Title: Managing Director                          Title: Chief Executive Officer
Date:  12/20/02                                   Date:  12/20/02
       --------------------------                        -----------------------

                                                      Alnylam; GI 2716, 2782 ZTM
                                                          Dec. 19, 2002; page 20

                                   APPENDIX A

                               JOINT PATENT RIGHTS

I.       United States Patents and Applications

USSN [**] entitled [**]

USSN [**] entitled [**]

II.      International (non-U.S.) Patents and Applications

[**] entitled [**]

                                                      Alnylam; GI 2716, 2782 ZTM
                                                          Dec. 19, 2002; page 21

                                   APPENDIX B

                            MAX-PLANCK PATENT RIGHTS

I.       United States Patents and Applications
USSN [**] entitled [**]

II.      International (non-U.S.) Patents and Applications

European Serial Number [**] entitled [**]

[**] entitled "[**]

                                                      Alnylam; GI 2716, 2782 ZTM
                                                          Dec. 19, 2002; page 22

                                   APPENDIX C

                                  REQUIREMENTS

1. within three months after the EFFECTIVE DATE:

COMPANY shall provide GI and the OWNERS with the final plan for structuring EuropeRNAi for approval (the "Plan") the Plan shall address and solve, without limitation, the following issues:

a)       legal and institutional policy needs of each of the OWNERS

b) initial and future identical percentage shareholding of the shareholders of COMPANY in EuropeRNAi;

c) initial financing of EuropeRNAi, and future financing of both EuropeRNAi and COMPANY;

d) EuropeRNAi must have a German AG or GmbH with comparable operational forces in terms of budget, employees, R&D and BD capacity as COMPANY;

e) problems and solutions of M&A transactions of only COMPANY or EuropeRNAi with a third party, if the third party acquires or is acquired by COMPANY or EuropeRNAi; security of fulfillment of REQUIREMENTS and access to intellectual property in such a scenario;

f) mechanism how both COMPANY and EuropeRNAi can give each other full access to all current and future intellectual property which is useful or needed to perform the business in each ones indication fields;

g) restructuring options of both COMPANY and EuropeRNAi in case of an IPO or trade sale.

2. within one month after Plan approval by one or more of the OWNERS:

incorporation of EuropeRNAi and the German AG/GmbH according to the Plan effect of non-approval of the Plan by one or more OWNERS on the EuropeRNAi-license: see Appendix D 2.

3. within three months after Plan approval

OWNERS shall receive cost-free 6% (six percent) of EuropeRNAi's total stock capital; effect of non-approval of the Plan by one or more OWNERS on the shares: see Appendix D 2. the transferred shares shall be registered equivalent to the preferred shares issued to the investors (who hold preferred shares Series B in COMPANY) in EuropeRNAi and shall be irrevocable and non-retransferable.

4. within eight months after Plan approval:

in place: laboratory and office in Germany with a minimum of six full time employees

5. after eight months after Plan approval and until two years after the EFFECTIVE DATE: EuropeRNAi and COMPANY shall use reasonable commercial efforts to build for EuropeRNAi capabilities to develop, make, use, sell or import LICENSED PRODUCTS comparable to COMPANY

                                                      Alnylam; GI 2716, 2782 ZTM
                                                          Dec. 19, 2002; page 23

6. after Plan approval and for five years after the EFFECTIVE DATE:

no direct or indirect shareholding of COMPANY in EuropeRNAi without the OWNERS's approval, except in connection with an Initial Public Offering or a trade sale whereby a third party acquires both COMPANY and EuropeRNAi

7. for as long as (i) COMPANY or EuropeRNAi does not merge with a third party in a transaction in which the shareholders of COMPANY or EuropeRNAi (who hold shares in COMPANY or EuropeRNAi immediately before such merger) own less than 50% (fifty percent) of the shares of the resulting entity after such merger, or
(ii) a third party does not acquire all or substantially all of the assets or shares of COMPANY or EuropeRNAi:

both COMPANY and EuropeRNAi shall give each other full access to all current and future intellectual property which is useful or needed to perform the business in each ones indication fields, excluding the intellectual property licensed under this Agreement.

                                                      Alnylam; GI 2716, 2782 ZTM
                                                          Dec. 19, 2002; page 24

                                   APPENDIX D

                             EFFECT OF NON-APPROVAL

1. In the event that one or more of the OWNERS do not approve this Agreement on or before Jan. 31, 2003,

a) the non-approving OWNERS shall be excluded from this Agreement, in particular their ownership position in the PATENT RIGHTS shall be excluded from the PATENT RIGHTS;

b) the non-approving OWNERS do not receive any shares from COMPANY; the shares stated in Section 5.1 shall be reduced according to the proportional internal ownership of the non-approving OWNERS in the PATENT RIGHTS, and COMPANY shall transfer the so determined reduced number of shares to the approving OWNERS;

c) the non-approving OWNERS shall not receive any portion of the running royalties as stated in Section 5.2, which running royalties shall remain unchanged; and

d) the approving OWNERS authorize GI to grant to COMPANY the license according to Section 2.1; in countries where it is legally impossible to grant licenses to jointly owned patent rights without the approval of all joint owners, the approving OWNERS will partial assign their ownership position in the PATENT RIGHTS in such countries to COMPANY.

2. In the event that (i) one or more of the OWNERS do not approve the Plan within 2 months after receiving the Plan, or (ii) one or more of the approving OWNERS do not grant the second co-exclusive license to EuropeRNAi within one month after incorporation of EuropeRNAi and the German AG/GmbH according to the
Plan:

a) the non-approving and non-granting OWNERS shall be excluded from the EuropeRNAi-license agreement, in particular their ownership position in the PATENT RIGHTS shall be excluded from the PATENT RIGHTS;

b) the non-approving and non-granting OWNERS do not receive any shares from EuropeRNAi; the shares stated in the EuropeRNAi-license agreement (equivalent to Section 5.1 of this Agreement) shall be reduced according to the proportional internal ownership of the non-approving OWNERS in the PATENT RIGHTS, and EuropeRNAi shall transfer the so determined reduced number of shares to the approving OWNERS;

c) the non-approving and non-granting OWNERS shall retransfer to COMPANY 65% of their shares received according to Section 5.1; in this event the non-approving and non-granting

                                                      Alnylam; GI 2716, 2782 ZTM
                                                          Dec. 19, 2002; page 25

         OWNERS shall be entitled to grant one co-exclusive license to their ownership position in the PATENT RIGHTS to any European-based party of their choice;

d) the non-approving and non-granting OWNERS shall not receive any portion of the running royalties according to the EuropeRNAi-license agreement (equivalent to Section 5.2 of this Agreement), which running royalties shall remain unchanged; and

e) the approving OWNERS authorize GI to grant to EuropeRNAi the license according to the EuropeRNAi-license agreement (equivalent to Section
         2.1 of this Agreement); in countries where it is legally impossible to grant licenses to jointly owned patent rights without the approval of all joint owners, the approving OWNERS will partial assign their ownership position in the PATENT RIGHTS in such countries to EuropeRNAi.

                                                      Alnylam; GI 2716, 2782 ZTM
                                                          Dec. 19, 2002; page 26

                                    AMENDMENT

         OF THE LICENSE AGREEMENT DATED DEC. 20, 2002 (THE "AGREEMENT")

                                     BETWEEN

                GARCHING INNOVATION GmBH, MUNICH, GERMANY ("GI")

                                       AND

            ALNYLAM PHARMACEUTICALS INC., CAMBRIDGE, USA ("COMPANY")

PREAMBLE

COMPANY and Ribopharma AG, Kulmbach, Germany ("Ribopharma") have signed a letter of intent to combine their businesses by way of a merger, acquisition, cross investment or any other way of transaction (collectively, the "Merger") to achieve parallel equity ownership in both entities or a combined entity.

The parties to that transaction plan to have a parent holding company that will own and control directly or indirectly the two existing entities COMPANY and Ribopharma ("Hold Co."). The parent holding company shall be a US corporation. This planned structure doesn't comply with certain of the requirements set forth in Appendix C of the Agreement (the "REQUIREMENTS") on the assumption that Ribopharma will be granted the second co-exclusive license described in Appendix
C. COMPANY wishes that the second co-exclusive license will be granted by GI to Ribopharma.

Hold Co. and COMPANY have expressed their strong commitment that Ribopharma shall be comparable to Alnylam, in particular in terms of growth, operational forces and business capabilities, in the next five years. GI is willing to support the Merger by amending certain REQUIREMENTS which are not in compliance with the planned structuring of the transaction, if Hold Co. and COMPANY, on the other hand, give GI greater security with respect to their commitment towards Ribopharma.

Now, therefore, GI, COMPANY, and Hold Co. agree to amend and restate the REQUIREMENTS to allow the execution of the Merger in compliance with the Agreement on the following conditions:

The words in capital letters used in this Amendment shall have the meaning defined in the Agreement.

A) GENERAL PROVISIONS

1. COMPANY and GI agree that after the execution of the Merger, Ribopharma shall be regarded as the German AG or GmbH, which shall have comparable operational forces in terms of budget, employees, Research & Development and Business Development capacities as COMPANY for the next [**] in Germany. The split of indications according to Section 2.3 of the Agreement shall apply to COMPANY and Ribopharma.

2. Due to time restrictions in the preparation of the Merger, COMPANY was only able to provide GI with a preliminary plan, which does not fulfil sufficiently REQUIREMENT No. 1 regarding the final Plan. GI and COMPANY agree that the signature of this Amendment shall be regarded as Plan approval by MAX PLANCK and a waiver of any failure of COMPANY to comply with the REQUIREMENTS regarding the Plan. Any of the other OWNERS shall only be regarded as an approving OWNER if it approves both the Agreement and this Amendment.

3. GI agrees that the second co-exclusive license described in the Agreement will be granted by GI to Ribopharma (the "Ribopharma-License") contemporaneously with the closing of the Merger. The Ribopharma License shall include, without limitation, the following terms and conditions, and shall otherwise be comparable in scope and terms to the license granted by GI to COMPANY under the Agreement:

                  (a) Ribopharma shall have no right to grant sublicenses of its rights granted under the Ribopharma License to COMPANY, Hold Co. or any affiliate or other company associated with the Merger;

                  (b) Any and each assignment of any rights and obligations of the Ribopharma License by Ribopharma to COMPANY, Hold Co. or any affiliate or any other company associated with the Merger shall be subject to the prior written approval of GI; and

                  (c) Detailed definitions for "Affiliates" and for "Third Parties".

                  (d) In the event that one or more of the amended REQUIREMENTS of this Amendment stated in B) to D) below are not or no longer met by COMPANY, GI has the extraordinary right to terminate the Ribopharma License after compliance with the procedures set forth in REQUIREMENT No. 5 c) below.

4. All parties of the Merger acknowledge that they have each interests outside the FIELD of the Agreement. All parties of the Merger agree to maintain a periodic dialogue in good faith to discuss and potentially resolve any emerging commercial conflicts of interest outside the FIELD of the Agreement.

B) REQUIREMENT NO. 3 shall have the following wording:

"3. within three months after Plan approval:

         The OWNERS shall receive cost-free non-retransferable shares in Hold Co. of the same class that the Series B investors in COMPANY's Series B financing round will receive in Hold Co. in the course of the Merger, whereby the automatic conversion of Series B shares in Series B-1 shares shall not apply to the OWNERS, and the OWNERS are not subject to the Special Mandatory Conversion as set forth in Article Fourth,
         Section 2(i) of the Certificate of Incorporation of Hold Co. as amended (the "Shares"). The Shares received by the OWNERS, as a group, shall be equivalent to 6% of COMPANY's total capital stock and equivalent to 6% of Ribopharma's total capital stock, each of the percentage of shares adjusted according to Appendix D2 in the event one or more OWNERS do not approve the Plan. For the avoidance of doubt, the approving OWNERS (MPG, MIT and WHITEHEAD) shall receive an equivalent number of shares in Hold-Co. as calculated in the capitalization tables of both COMPANY (723.240 Series B

                                                      Alnylam; GI 2716, 2782 ZTM
                                                           Dec. 19, 2002; page 2
         shares) and Ribopharma (142.277 Series B shares). The total number of Shares the approving OWNERS shall receive in Hold-Co. is shown in the capitalization table of Hold Co. (865.517 Shares and 32.656 Additional Shares (as defined below in b)) The total capital stock of COMPANY, Ribopharma and Hold-Co. are attached to this Amendment as Appendixes 1, 2 and 3.

         The total amount of Shares to be received by the OWNERS is subject to increase in an amount to be defined in good faith by the parties in the event that COMPANY:

         (a) makes any cash payments to the shareholders of Ribopharma, other than (i) payments (whether in the form of loans or cash) for the payment of taxes incurred by such stockholders, (ii) salary and bonus payments in connection with any employment agreements with such stockholders, and (iii) payments made in return for a reduction of shares having equal value to such payment received or receivable in exchange for the shareholding in Ribopharma in the Merger;

         (b) executes or agrees to enter into a financing agreement prior to the share transfer to the OWNERS pursuant to which the investors in the financing receive shares at a price lower than that paid for the Series B shares offered to the OWNERS (US$ 2.50) in the Agreement.

                  For the avoidance of doubt, the parties already agreed that as compensation for the 1,000,000 Series A shares Abingworth receives at a price of US$ 1.00 per share prior to or in connection with the Merger, the number of Shares the OWNERS will receice shall be increased by cost-free non-retransferable additional Shares in Hold Co. (the "Additional Shares") as follows:

                  (i) 16,328 Additional Shares are due to the approving OWNERS (MPG, MIT and WHITEHEAD) upon signature of the Ribopharma License, and

                  (ii) 16,328 Additional Shares are due to the approving OWNERS (MPG, MIT and WHITEHEAD) upon issuance of patent claims of the MAX PLANCK PATENT RIGHTS in the United States which cover the application of double stranded RNA molecules with a length of 19-23 nucleotides whereas at least one strand has a 3'-prime overhang of minimum one nucleotide for the use in the field of RNA interference.

         (c) Other measures decreasing the value of the Shares in connection with the transaction. If shares are allotted to investors pursuant to the Merger on any basis different from the combined capitalization table here attached, an appropriate adjustment to the shares received by the OWNERS will be made according to the above calculation.

C) REQUIREMENT NO. 5 shall have the following wording:

"5. after Plan approval and for [**] years after the EFFECTIVE DATE (the "Period"):

a) Hold Co. shall use reasonable commercial efforts to build for Ribopharma capabilities to develop, make, use, sell or import LICENSED PRODUCTS comparable to COMPANY. Ribopharma must have comparable operational forces in Germany in terms of budget, employees, Research & Development and Business Development capacities as COMPANY.

b) As an exception, and not to limit the general rule set forth in 5. a) above, COMPANY may, in extraordinary business situations (with respect to importance and volume of the deal, such

                                                      Alnylam; GI 2716, 2782 ZTM
                                                           Dec. 19, 2002; page 3
    as drug discovery and drug development deals with big pharma companies), make business decisions based on objective business reasons and on all reasonable care, which may have an adverse effect on the obligations set forth in 5. a) above, only if Hold Co. restores comparability at the earliest practical date and in the most efficient way. In the event that COMPANY acquires all or substantially all of the assets or shares of a third party in a transaction, the obligation to restore comparability set forth above shall not apply as to such transaction.

c) GI shall have the right to request from Hold Co., at any time during the Period but not more than four times per year, a specific report (the "Report") showing how COMPANY and Ribopharma has fulfilled in the past and will fulfill within the Period its obligations specified in 5. a) and b) above. The Report shall include the general business objectives of COMPANY and Ribopharma and how COMPANY and Ribopharma intends to reach its objectives. Hold Co. has to deliver the Report to GI in writing within thirty (30) days after request in sufficient detail. GI shall notify Hold Co. within fifteen (15) days after receiving the Report if GI believes that COMPANY does not fulfill its obligations specified in 5. a) and b) above (the "Deficiency Notice"). Hold Co. shall, within thirty (30) days after receiving the Deficiency Notice, provide GI in writing with a detailed plan describing how Hold Co. proposes to achieve the compliance to fulfill within the Period its obligations specified in 5. a) and b) above, the specific goals to be met in order to achieve compliance, and the measures that Hold Co. will take in order to achieve compliance (the "Corrective Plan"). GI shall, within fifteen (15) days following receipt, either accept or reject the Corrective Plan. If GI accepts the Corrective Plan, Hold Co. shall implement the Corrective Plan within three (3) months after receiving GI's approval. If GI rejects the Corrective Plan, GI shall have the right to initiate arbitration according to Section 12.3, with the following modifications: all time limits shall be reduced by one half, the costs for such arbitration shall be borne by Hold Co. and GI according to their success. Hold Co. shall implement the award of the arbitrators within three
    (3) months. If GI believes that Hold Co. has not implemented the Corrective Plan or the award of the arbitrators, GI shall have the right to initiate the above described arbitration procedure to determine if Hold Co. has fully implemented the Corrective Plan or the award of the arbitrators. In the event that Hold Co. is judged to be in default of implementing, GI shall have the right to terminate the Ribopharma License immediately.

d) All information provided by COMPANY in connection with this Amendment shall be treated as confidential by GI under Section 8.2 of the Agreement.

D) REQUIREMENT NO. 6 shall be deleted entirely.

However, in the event that COMPANY decides, within the Period, that COMPANY and Ribopharma (or the then existing licensee of the second co-exclusive license) shall be completely separate entities (regarding legal, business, financial and any other issues), then, from the date such separation is executed, the original wording of the REQUIREMENTS No. 5 and 6 shall return to force.

In witness whereof, the parties have caused this Amendment to be executed by their duly authorized representatives.

Garching Innovation GmbH                  Alnylam Pharmaceuticals, Inc.

By:    /s/Bernard Hertel                  By:    /s/John Margaranore
       -----------------------------             -----------------------------
Name:  Dr. Bernhard Hertel                Name:  John Maraganore
Title: Geschaftsfuhrer                    Title: Chief Executive Officer
Date:  July 2, 2003                       Date:  July 8, 2003

                                                      Alnylam; GI 2716, 2782 ZTM
                                                           Dec. 19, 2002; page 4

Hold Co., Inc.                                Ribopharma AG

By:    /s/John Margaranore          By:    /s/ Roland Kreutzer /s/ Stefan Limmer
       ------------------------            -------------------------------------
Name:  John Maraganore              Name:  Roland Kreutzer
Title: Chief Executive Officer      Title: Vorstand
Date:  July 8, 2003                 Date:  July 2, 2003

                                                Alnylam; GI 2716, 2782 ZTM
                                                     Dec. 19, 2002; page 5

                            INDEMNIFICATION AGREEMENT

between

Garching Innovation GmbH,
a German corporation having a principal place of business at Hofgartenstrasse 8, 80539 Munchen, Germany, represented by the Managing Director, Dr. Bernhard Hertel, hereinafter called "GI"-

and

Alnylam Pharmaceuticals Inc.,
a Delaware corporation having a principal place of business at 790 Memorial Drive, Suite 202, Cambridge, MA 02139, USA, represented by the Chief Executive Officer, John Maraganore, hereinafter called "COMPANY" -

PREAMBLE

Massachusetts Institute of Technology ("MIT"), Whitehead Institute for Biomedical Research ("Whitehead"), Max-Planck-Gesellschaft zur Foerderung der Wissenschaften e.V. ("MPG") and University of Massachusetts ("UMass"), are joint owners of certain patent rights relating to "RNA Sequence-Specific Mediators of RNA Interference", by David P. Bartel, Phillip A. Sharp, Thomas Tuschl, and Phillip D. Zamore (PCT Publication No. WO 01/75164, hereinafter "Tuschl I", MPG Case No. GI 2716 KTM).

MPG is the sole owner of certain patent rights relating to "RNA Interference Mediating Small RNA Molecules," by Thomas Tuschl, Sayda Elbashir, and Winfried Lendeckel (claims 1-29 of PCT Publication No. WO 02/44321, hereinafter "Tuschl II", MPG Case No. GI 2782 KTM). MPG has authorized GI to act as its agent for the purposes of licensing its ownership position of Tuschl I, and of licensing Tuschl II.

COMPANY (formerly Alnylam Holding Co.) is the parent holding company of its two subsidiaries Alnylam US, Cambridge, MA, USA (formerly Alnylam Pharmaceutical, Inc.) and Alnylam Europe, Kulmbach, Germany (formerly Ribopharma AG). GI has signed with each of Alnylam US and Alnylam Europe (collectively, the "GI Licensees") a co-exclusive license regarding the use of Tuschl I and Tuschl II for therapeutic purposes.

UMass has licensed its ownership position of Tuschl I to several licensees, including Sirna Therapeutics, Boulder, CO, USA, (collectively, the "UMass Licensees") for therapeutic purposes. In the course of the prosecution of Tuschl I, certain data of Tuschl II, including data on 3' overhangs and on mammalian cell activity, has been incorporated in Tuschl I, such incorporation was initiated by Whitehead (hereinafter "Tuschl II Data"). The UMass Licensees claim that they have rights, through their license to Tuschl I, to use the Tuschl II Data to support and make certain claims in Tuschl I.

GI and COMPANY currently discuss reasonable actions of GI, or approval of actions by GI, in connection with the ownership or inventorship of the Tuschl II Data, including without limitation


                                                     Indemnification Tuschl I/II
                                                          April 22, 2004, page 1
clarification that the inventive subject matter of Tuschl II cannot be claimed in Tuschl I, and removal of the Tuschl II Data from Tuschl I, (collectively, the "Tuschl I/II Matters").

GI is willing to actively support COMPANY to solve the Tuschl I/Tuschl II Matters, but only if COMPANY bears the costs and indemnifies GI and MPG.

Now, therefore, COMPANY, acting in its own name and also in the name of Alnylam US and Alnylam Europe, and GI hereby agree as follows:

1. Indemnification and Cost-Bearing


COMPANY shall, at its sole expense, indemnify, defend, and hold harmless MPG and GI, and their trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (collectively, the "Indemnitees"), against any liability, damage, loss, costs, fees or expense (including reasonable attorneys fees and expenses) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, actions, demands or judgments (collectively, the "Claims") arising out of any theory of liability (including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether such action has any factual basis) relating to the Tuschl I/Tuschl II Matters


COMPANY shall pay to GI all reasonable costs, fees or expense (including without limitation internal costs, e.g. travel expenses of the Indemnitees, and external costs, e.g. attorneys fees) incurred by any of the Indemnitees relating to the Tuschl I/Tuschl II Matters, within 30 days after receipt of the respective invoice from GI.

COMPANY shall not be responsible for indemnifying the Indemnitees for any actions of the Indemnitees, or any actions approved by the Indemnitees, that occurred prior to the licensing of Tuschl I and Tuschl II to COMPANY.

COMPANY shall not be responsible for indemnifying the Indemnitees for any actions of the Indemnitees, or any actions approved by the Indemnitees, judged by a court of competent jurisdiction to be unlawful or fraudulent.

2. Procedures of Defense

The Indemnitees agree to provide COMPANY with written notice in due time of any Claims for which indemnification is sought under Section 1 above. COMPANY agrees, at its own expense, to provide attorneys reasonably acceptable to GI to defend against any Claims. The Indemnitees shall cooperate fully with COMPANY in such defense and will permit COMPANY to reasonably conduct such defense of Claims (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of COMPANY, if representation of such Indemnitee by the counsel retained by COMPANY would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. COMPANY shall keep GI informed of the progress in the defense of Claims and shall consult with GI with regard to any proposed settlement or any other decision on Claims. In no event may COMPANY compromise, settle or otherwise dispose of any Claim without the prior written consent of GI.

3. Term

This Agreement shall come into effect on April 1, 2004, and shall remain in effect until the sooner of (i) all potential Claims relating to the Tuschl I/Tuschl II Matters are expired, statute-barred, or otherwise finally not enforceable against the Indemnitees, or (ii) ten years after the last action of the Indemnitees, or the last action approved by the Indemnitees, relating to the Tuschl I/II Matters has occurred.


                                                     Indemnification Tuschl I/II
                                                          April 22, 2004, page 2

4. Assignment and Transfer

This Agreement is personal to COMPANY and no rights or obligations may be assigned by COMPANY without the prior written consent of GI. COMPANY may assign its rights and obligations under this Agreement to a legal successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business to which this Agreement relates; provided however that such successor has agreed towards GI in writing to be bound by the terms and conditions of this Agreement. If such successor fails to agree, COMPANY shall pay into escrow a one-time payment of USD 1.000.000 to cover potential Claims for the term of this Agreement as defined in Section 3.

5. Governing Law

The parties explicitly agree and deem appropriate that this Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Federal Republic of Germany, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

6. Amendment and Waiver

This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

7. Severability

Should one of the provisions of this Agreement be held void, invalid or unenforceable, the remaining provisions of this Agreement will not cease to be effective. The parties shall negotiate in good faith to replace such void, invalid or unenforceable provision by a new provision which reflects, to the extent possible, the original intent of the parties.

In witness whereof, the parties have caused this Agreement to be executed by their duly authorized representatives.

Garching Innovation GmbH                    Alnylam Pharmaceuticals, Inc.



By:      /s/ I.V. Maria Pasecky,            By:     /s/ John Maraganore
             I.V. Joem Erselius
         -----------------------------              -------------------
Name:    I.V. Maria Pasecky,                Name:   John Maraganore
         I.V. Joem Erselius on              Title:  Chief Executive Officer
         behalf of Dr. Bernhard Hertel
                                            Date:   April 23, 2004
                                                    --------------
Date:    April 23, 2004
         --------------



                                                     Indemnification Tuschl I/II
                                                          April 22, 2004, page 3